Exhibit 99.5

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, dated March 23, 2018, with respect to the shares of common stock, par value $0.01 per share, of StarTek, Inc., is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of March 23, 2018.

CSP ALPHA HOLDINGS PARENT PTE LTD

By:	/s/ Sanjay Chakrabarty
Sanjay Chakrabarty
Director

By:	/s/ Mukesh Sharda
Mukesh Sharda
Director

CSP ALPHA INVESTMENT LP
By:	CSP Alpha GP Limited, its General Partner

By:	/s/ Sanjay Chakrabarty
Sanjay Chakrabarty
Director

By:	/s/ Mukesh Sharda
Mukesh Sharda
Director

CSP ALPHA GP LIMITED

By:	/s/ Sanjay Chakrabarty
Sanjay Chakrabarty
Director

By:	/s/ Mukesh Sharda
Mukesh Sharda
Director

CSP MANAGEMENT LIMITED

By:	/s/ Sanjay Chakrabarty
Sanjay Chakrabarty
Director

By:	/s/ Mukesh Sharda
Mukesh Sharda
Director

[Signature Page to Joint Filing Agreement]